UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2006

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Mr. Kenneth Davidson, Chairman of the Board and Chief Executive Officer of Encore, entered into an Amendment of his Employment Agreement with Encore on September 25, 2006 to extend the term until December 31, 2007. Encore will make a one-time payment of $360,000 to Mr. Davidson in connection with the extension. The one-time payment will not be considered part of (i) Mr. Davidson’s base salary or bonus when calculating any severance benefits which may accrue to Mr. Davidson pursuant to the terms of his Change of Control Severance Agreement with Encore, dated May 27, 2005, or (ii) Mr. Davidson’s base salary when calculating any bonus which may accrue to Mr. Davidson pursuant to the terms of the Employment Agreement. All other terms of Mr. Davidson’s Employment Agreement remain unchanged.

A copy of the amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, Encore Medical Corporation ("Encore") announced that Peter W. Baird, 40, was appointed Group President – Therapeutic Devices of Encore effective October 1, 2006. Prior to joining Encore and since January 1, 2004, Mr. Baird was a Principal at McKinsey & Company in its Pharmaceuticals and Private Equity Practices. From January 1, 2001 to December 31, 2003, Mr. Baird was an Associate Principal at McKinsey & Company.

Mr. Baird will serve under an employment agreement with Encore to be executed effective as of October 1, 2006, the terms of which have not been determined at the time of the announcement.

The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Amendment to Employment Agreement dated September 25, 2006.
Exhibit 99.2 Press Release dated September 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

September 26, 2006	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Employment Agreement dated September 25, 2006
99.2	Press Release dated September 25, 2006